                                                                  Exhibit (p)(3)

   APPENDIX D: DOMESTIC SEPARATELY MANAGED ACCOUNTS AND COMMINGLED PORTFOLIOS

                          JANUS CAPITAL MANAGEMENT LLC
     DOMESTIC SEPARATELY MANAGED ACCOUNTS AND COMMINGLED PORTFOLIOS HOLDINGS
                       DISCLOSURE POLICIES AND PROCEDURES

I. APPLICABILITY AND STATEMENT OF POLICY

     Janus Capital Management LLC's ("Janus") Domestic Separately Managed Account and Commingled Portfolio Disclosure Policies and Procedures ("Policies and Procedures") apply to disclosure of a separately managed account, commingled account, representative account, wrap-separately managed account, and sub-advised fund (collectively, "Account") portfolio holdings information to all persons, including, without limitation, investors, intermediaries, third-party distributors, financial consultants, service providers, and data aggregators.

     It is the policy of Janus to protect the confidentiality of Account portfolio holdings and prevent the selective disclosure of information regarding Account portfolio holdings that is not otherwise publicly available. Accordingly, Account portfolio holdings may not be disclosed except in accordance with these Policies and Procedures.

     Information about open trades, strategies, and investment programs is proprietary information of Janus and may not be disclosed without the approval of Janus.

     The following definitions apply to the terms as they appear in these Policies and Procedures:

     "Portfolio holdings" consists of at least a complete list of names of securities held by an Account, or any subset thereof.

     "Representative Account" refers to a sample account that represents an investment management style.

II. POLICIES AND PROCEDURES FOR DISCLOSURE OF PORTFOLIO HOLDINGS INFORMATION

     A.   DISCLOSURE OF PORTFOLIO HOLDINGS TO CURRENT CLIENTS

          For existing Account clients (or the consultant representing an existing Account), portfolio holding information relating to the client's Account is available upon request with no lag. Specific portfolio level attribution analysis is available to such clients or consultants upon request as of the most recent month-end with no lag.

     B.   PUBLIC DISCLOSURE

          Representative Account portfolio holdings information shall be deemed "public" on the next day after full portfolio holdings information is posted to Janus' website. Janus may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary.

     C. PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS ON JANUS' WEBSITES, DISSEMINATION OF REPRESENTATIVE ACCOUNT PORTFOLIO HOLDINGS, AND OVERLAP ANALYSIS

          Representative Account portfolio holdings information must be publicly available prior to dissemination to any party. Janus has instituted procedures for the disclosure of portfolio data, including the types of data and the manner in which it may be released. The following table describes policies and procedures with respect to disclosure of portfolio holdings information.

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
FULL PORTFOLIO HOLDINGS

   Representative Accounts                Quarterly (Calendar)          -    Representative account holdings (other than
   (other than accounts sub-advised by    (30 days after quarter end)        accounts sub-advised by INTECH may
   INTECH Investment Management LLC                                          generally be disseminated to consultant
   ("INTECH"))                                                               databases, other "subscribed" entities, and
                                                                             in materials such as RFPs, questionnaires,
                                                                             review books, and finals presentations at
                                                                             least 30 DAYS after the end of a calendar
                                                                             quarter.

   Representative Accounts
   sub-advised by:                        Quarterly (Calendar)          -    Full holdings (including security weights &
   INTECH                                 (60 days after quarter end)        shares) of accounts sub-advised by INTECH
                                                                             may be provided upon request to consultant
                                                                             databases, other "subscribed" entities, and
                                                                             in materials such as RFPs, questionnaires,
                                                                             review books, and finals presentations 60
                                                                             DAYS after the applicable quarter-end
                                                                             (i.e., calendar or fiscal depending on
                                                                             account).

                                                                        -    Public posting (e.g., website) of full
                                                                             holdings of accounts sub-advised by INTECH
                                                                             will be limited to the following:

                                                                        -    HOLDINGS SHALL BE LISTED IN ALPHABETICAL
                                                                             ORDER.

                                                                        -    HOLDINGS SHALL NOT INCLUDE THE NUMBER OF
                                                                             SHARES OR INDIVIDUAL PERCENTAGE WEIGHTINGS.

TOP 10 HOLDINGS                           Monthly                       -    The top 10 portfolio holdings of
                                          (15 days after month end)          Representative Accounts (other than
                                                                             accounts sub-advised by INTECH) may be
                                          Quarterly (Calendar) (15           disseminated to consultant databases, other
                                          (15 days after quarter end)        "subscribed" entities, and in materials
                                                                             such as RFPs, questionnaires, review books,
                                                                             and finals presentations at least 15 DAYS

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
                                                                             after the end of a month.

                                                                        -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                             ORDER OF POSITION SIZE WITH PERCENTAGES AND
                                                                             AS A TOTAL PERCENTAGE OF THE TOTAL
                                                                             PORTFOLIO THAT THE TOP 10 HOLDINGS
                                                                             COMPRISE, EXCLUDING DERIVATIVES AND SHORT
                                                                             POSITIONS.

                                                                        -    FOR "CONCENTRATED PORTFOLIOS" (AS DESCRIBED
                                                                             BELOW), THE TOP 10 PORTFOLIO HOLDINGS
                                                                             CANNOT BE DISTRIBUTED.

TOP 10 HOLDINGS                           Monthly                       -    The top 10 portfolio holdings of accounts
                                          (15 days after month end)          sub-advised by INTECH shall generally be
Representative Accounts sub-advised by:                                      publicly available 15 DAYS after the end of
INTECH                                    Quarterly (Calendar)               a calendar quarter or 15 DAYS AFTER MONTH
                                          (15 days after  quarter            END
                                          end)

                                                                        -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                             ALPHABETICAL ORDER AND MAY ONLY REFLECT THE
                                                                             TOTAL PERCENTAGE (AS A GROUP) OF THE TOTAL
                                                                             PORTFOLIO.

                                                                        -    TOP 10 HOLDINGS SHALL NOT INCLUDE THE
                                                                             NUMBER OF SHARES OR INDIVIDUAL PERCENTAGE
                                                                             WEIGHTINGS.

TOP 5 HOLDINGS
                                          Monthly                       -    The top 5 portfolio holdings of
                                          (15 days after month end)          "concentrated portfolios" shall generally
                                                                             be publicly available 15 DAYS after the end
                                          Quarterly (Calendar)               of a month and 15 DAYS after the end of a
                                          (15 days after quarter end)        calendar quarter.

                                                                        -    The following Accounts are considered
                                                                             "concentrated portfolios:" Janus
                                                                             Concentrated Portfolios,

                                                                             Janus Aggressive Growth Portfolios and
                                                                             Janus Equity REIT Portfolios

                                                                        -    THE TOP 5 PORTFOLIO HOLDINGS SHALL NOT
                                                                             INCLUDE DERIVATIVES AND SHORT POSITIONS.

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
                                                                        -    THE TOP 5 PORTFOLIO HOLDINGS SHALL BE IN
                                                                             ORDER OF POSITION SIZE AND AS A PERCENTAGE
                                                                             OF THE TOTAL PORTFOLIO.

TOP 5 / BOTTOM 5 PERFORMANCE              Monthly                       -    The top 5/bottom 5 performance contributors
CONTRIBUTOR-DETRACTORS                    (15 days after month end)          and detractors of each account shall
                                                                             generally be publicly available at least 15
                                          Quarterly (Calendar)               DAYS after the end of a month and at least
                                          (at least 15 days after            15 DAYS after the end of a calendar
                                          quarter end)                       quarter.

                                                                        -    THE TOP 5/BOTTOM 5 CONTRIBUTORS AND
                                                                             DETRACTORS TO ACCOUNT PERFORMANCE SHALL BE
                                                                             IN ALPHABETICAL ORDER WITHOUT PERCENTAGE OF
                                                                             THE TOTAL PORTFOLIO.

SECURITY BREAKDOWNS                       Monthly                       -    Security breakdowns (e.g., industry,
                                          (15 days after month end)          sector, regional, market capitalization and
PERFORMANCE ATTRIBUTION INFORMATION AND                                      asset allocation) and portfolio level
STATISTICS                                Quarterly (Calendar)               performance attribution information and
                                          (15 days after quarter end)        statistics shall generally be publicly
                                                                             available 15 DAYS after the end of a month
                                                                             and 15 DAYS after the end of a calendar
                                                                             quarter.

                                                                        -    PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                             STATISTICS SHALL ONLY BE MADE AVAILABLE
                                                                             UPON REQUEST.

                                                                        -    SECURITY BREAKDOWNS, PORTFOLIO LEVEL
                                                                             PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                             STATISTICS SHALL INCLUDE HIGH-LEVEL RETURNS
                                                                             ONLY (NO INDIVIDUAL SECURITIES' PERFORMANCE
                                                                             OR STATISTICS MAY BE PROVIDED).

PRIOR PERIODS' FULL HOLDINGS              Monthly (Upon request -            -   Full holding may be disclosed monthly,
                                          after most recent                      upon request, for periods prior to
                                          calendar quarter's full                previous calendar quarter-end. Prior
                                          holdings have been                     holdings cannot be disclosed until
                                          publicly disclosed)                    after the most recent quarter-end's
                                                                                 full portfolio holdings have been
                                                                                 publicly disclosed. The most recent
                                                                                 full portfolio holdings are publicly

     TYPE OF PORTFOLIO INFORMATION            DISCLOSURE FREQUENCY                           POLICY
---------------------------------------   ---------------------------   ------------------------------------------------
                                                                                 available 30 DAYS after the end of a
                                                                                 calendar quarter, as noted above.

                                                                             -   PRIOR PERIODS FULL HOLDINGS SHALL ONLY
                                                                                 BE MADE AVAILABLE UPON REQUEST AND MAY
                                                                                 ONLY BE DISCLOSED PURSUANT TO THE TERMS
                                                                                 OF A WRITTEN CONFIDENTIALITY AGREEMENT.

                                                                             For example, on January 30, 2010, full
                                                                             holdings are posted for the quarter-ended
                                                                             December 31, 2009. Monthly full holdings
                                                                             may be distributed, upon request and with a
                                                                             written confidentiality agreement, for each
                                                                             month prior to the previous quarter-end,
                                                                             September 30, 2009.

                                                                             -   Full holdings cannot be disclosed on a
                                                                                 monthly basis for the period between
                                                                                 the most recent calendar quarter-end
                                                                                 and the prior quarter-end.

PORTFOLIO "OVERLAP" ANALYSIS              Upon Request                  -    Portfolio "overlap" analysis of a
                                                                             representative portfolio may be provided to
                                                                             prospective separately managed account
                                                                             clients with NO LAG upon request.

                                                                        -    Overlap analysis may consist only of the
                                                                             prospective client's holdings that overlap
                                                                             with the representative portfolio and the
                                                                             projected number of the prospective
                                                                             client's portfolio's shares that would be
                                                                             retained in the prospective client's
                                                                             account.

                                                                        -    For RFP requests, monthly holdings as of
                                                                             the last quarter publicly available may be
                                                                             disseminated.



III. DISCLOSURE OF NON-PUBLIC PORTFOLIO HOLDINGS

     A.   PRE-APPROVAL REQUIRED

          Except for categories of disclosure contemplated by Paragraph B below, disclosure of non-public portfolio holdings must be pre-approved by the Chief Compliance Officer or Janus'

     Ethics Committee and may be permitted if there exists a legitimate business purpose, consistent with these policies and procedures. The Chief Compliance Officer or Janus' Ethics Committee may permit disclosure of non-public portfolio holdings provided a written confidentiality agreement (as described in Section IV) is either in place or in the process of being negotiated. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in Section V, below.

     B.   PRE-APPROVAL NOT REQUIRED

          The following describes other circumstances in which non-public portfolio holdings information may be disclosed to individuals and/or entities and which do not require pre-approval by the Chief Compliance Officer or Janus' Ethics Committee, subject to the requirements of Paragraph C below.

          1. Regulatory, Administrative and Judicial Requirements. Portfolio holdings may be disclosed in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

          2. Service Providers. Portfolio holdings may be disclosed for legitimate business purposes to certain persons and entities, including, but not limited to:

               a. Persons who are subject to the Janus Ethics Rules (such as Janus personnel);

               b. Investment advisers, distributors, administrators, transfer agents and custodians;

               c. Accounting firms, auditing firms, or legal counsel retained by Janus or a Janus affiliate; and

               d. Rating and ranking organizations, lenders, trade execution measurement systems providers, independent pricing services, proxy voting services, insurers and computer systems service providers.

          3. Broker-Dealers. Portfolio holdings information and other investment positions may be provided to broker-dealers in connection with such broker-dealers' trading of portfolio securities.

          4. Consultants and Others. Disclosure of non-public portfolio holdings may be provided to consultants, data aggregators, and asset allocation services which derive information from holdings either for use by Janus or by firms that supply their analyses (but not holdings information) to their clients.

          5. Plan Sponsors. Portfolio holdings information and other investment positions may be provided to a sponsor in connection with such sponsor's trading of portfolio securities and/or in connection with their analyses of the portfolios for their internal use only.

          6. Other Transactions. Disclosure of portfolio holdings may be made to certain parties in certain transactions such as redemptions in kind.

     C.   CONFIDENTIALITY

          Except for disclosure pursuant to applicable law, regulatory request, judicial subpoenas or as otherwise noted in this Policy, disclosure of non-public portfolio holdings to third parties shall be subject to a written agreement (as described in Section IV) imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information. Certain service providers such as persons who are subject to the Janus Ethics Rules (such as Janus personnel), investment advisers, distributors, administrators, transfer agents, custodians, accounting firms, auditing firms, or legal counsel retained by Janus or a Janus affiliate may already be subject to a legal duty of confidentiality under written agreement, applicable laws, rules, and regulations. If such a duty exist, a separate written agreement may not be required.

IV. FORM OF CONFIDENTIALITY AGREEMENT

     Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

          1. Portfolio holdings are the confidential property of Janus (and/or its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Account shares, except as provided in the confidentiality agreement;

          2. The recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (1) authorized to have access to the portfolio holdings; and (2) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

          3. Upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

V. MONITORING AND REPORTING

     A.   MONITORING.

          The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

     B.   REPORTING.

          Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer.

     C.   AMENDMENTS.

          Any changes to these Policies and Procedures shall be approved by the Janus Ethics Committee.

     D.   WAIVERS AND EXCEPTIONS

          The Janus Chief Investment Officer(s), or their delegates, shall have the authority to waive one or more provisions of, or make exception to, these Policies and Procedures only under extraordinary circumstances, when in the best interest of the Accounts and when such waiver or exception is consistent with the antifraud provisions of the federal securities laws and applicable fiduciary duties. All waivers and exceptions involving any of the Accounts shall be (i) pre-approved by the Chief Compliance Officer or a designee, and (ii) disclosed to the Ethics Committee via e-mail as soon as practicable after the pre-approval has been provided. The Chief Compliance Officer, or a designee, shall provide a written report to the Ethics Committee detailing the reasons for granting such pre-approval no later than the next regularly scheduled quarterly meeting of the Ethics Committee.

     E.   RECORDS.

          Janus shall maintain and preserve in an easily accessible place a copy of these Policies and Procedures (and any amendments thereto) and documentation supporting their implementation for a period of six years.

VI. COMPENSATION

     Janus, affiliates or any other party shall not receive compensation or other consideration for disclosing Account portfolio holdings.

REVISION DATES:

December 31, 2003
March 21, 2005
July 1, 2005
September 20, 2005
December 6, 2005
February 22, 2006
December 14, 2007
June 27, 2008
August 27, 2008
October 13, 2008
November 24, 2008
March 11, 2010


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